Exhibit 32.1
CERTIFICATIONS
PURSUANT TO 18 UNITED STATES CODE §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q of GenCorp Inc. for the period ended May 31, 2007 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Terry L. Hall
Name:	Terry L. Hall
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Date: June 27, 2007

The undersigned hereby certifies that to her knowledge the quarterly report on Form 10-Q of GenCorp Inc. for the period ended May 31, 2007 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Yasmin R. Seyal
Name:	Yasmin R. Seyal
Title:	Senior Vice President, Chief Financial Officer
(Principal Financial Officer)
Date: June 27, 2007